                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 18, 2000, except as to Note 11 which is as of July 21, 2000, relating to the financial statements of Tripath Technology Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP


San Jose, California
July 24, 2000